UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2016

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 2, 2016, Timothy J. Cutt will be appointed Chief Executive Officer of Cobalt International Energy, Inc. (the “Company”). Effective as of the same date, Mr. Cutt will also be appointed to the Company’s Board of Directors (the “Board”) as a Class I director. Mr. Cutt, 56, served as President, Petroleum of BHP Billiton Limited (“BHP”) from July 2013 until March 2016. Prior to being appointed President, Petroleum of BHP, Mr. Cutt served as BHP’s President, Diamonds and Specialty Products from 2011 to 2013 and BHP’s President of Production Division in the Petroleum business from 2007 to 2011. Before joining BHP Billiton, Mr. Cutt held positions in engineering, operations and senior management with Mobil Oil Corporation and then ExxonMobil, where he was President Hibernia Management and Development Company in Canada and President of ExxonMobil de Venezuela. Mr. Cutt earned a Bachelor of Science from Louisiana Tech University.

In connection with Mr. Cutt’s appointment as Chief Executive Officer, Mr. Cutt will be paid an annual base salary of $1,000,000 and will receive a one-time initial equity award of restricted shares of the Company’s common stock with an estimated value on the grant date of $4,000,000 as an employment inducement award pursuant to Listing Rule 303A.08 of the New York Stock Exchange. This initial award will vest in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Cutt’s continued employment with the Company on each such date. Mr. Cutt will be eligible to participate in other compensation plans or arrangements available to the Company’s other officers. For each year of Mr. Cutt’s employment with the Company, Mr. Cutt will be eligible to receive a discretionary annual bonus with a target value of 100% of his base salary and a discretionary annual equity award with an estimated value on the grant date of $3,000,000.

Additionally, in connection with Mr. Cutt’s appointment as Chief Executive Officer, Mr. Cutt and the Company entered into a severance benefit agreement dated as of May 30, 2016 (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, if Mr. Cutt experiences a qualifying termination, which is a termination of Mr. Cutt’s employment by the Company without cause or by Mr. Cutt for good reason, on or before the third anniversary of the Severance Agreement, the Company will pay Mr. Cutt (i) a lump sum cash amount equal to two times the sum of Mr. Cutt’s base salary plus his target bonus, (ii) a cash amount equal to Mr. Cutt’s pro rata bonus for the year of termination on the date on which annual bonuses are generally paid to active executives of the Company and (iii) an additional lump sum cash payment in the amount of $48,000. Upon a qualifying termination after the third anniversary of the Severance Agreement, the amount in clause (i) of the immediately preceding sentence will be a cash amount equal to one times the sum of Mr. Cutt’s base salary plus his target bonus. However, if the qualifying termination occurs within two years following a change in control of the Company, the Company will pay Mr. Cutt (i) a lump sum cash amount equal to three times the sum of Mr. Cutt’s base salary plus his target bonus, (ii) a cash amount equal to Mr. Cutt’s pro rata bonus for the year of termination on the date on which annual bonuses are generally paid to active executives of the Company and (iii) an additional lump sum cash payment in the amount of $72,000. With respect to any unvested outstanding equity awards held by Mr. Cutt at the time of the qualifying termination that are not subject to any performance conditions, such awards, to the extent that they are scheduled to become vested during the two-year period following the date of termination, will continue to vest on their original schedule following the termination; however, if the qualifying termination occurs within two years following a change in control of the Company, such awards will fully vest at the time of termination. Under the Severance Agreement, Mr. Cutt is subject to a one-year non-competition and non-solicitation, as well as perpetual confidentiality and non-disparagement obligations.

Joseph H. Bryant has resigned as Chief Executive Officer, Chairman of the Board and as a Class I member of the Board, each effective June 1, 2016. In his letter of resignation, Mr. Bryant confirmed his support for the Board. During the period between June 1 and July 2, Van P. Whitfield will serve as interim Chief Executive Officer. Mr. Whitfield, 64, has been the Chief Operating Officer and Executive Vice President at the Company since September 7, 2011. Mr. Whitfield served as an Executive Vice President of Operations & Development at the Company from May 2006 to September 7, 2011. He joined the Company in May 2006. Mr. Whitfield has also been appointed to the Board as a Class II Director, effective June 1, 2016.

Effective June 1, 2016, William P. Utt, the Company’s lead independent director, will serve as the interim Chairman of the Board, a position he will hold until his successor is duly appointed and qualified or his earlier resignation or removal.

Further details regarding these matters are contained in the press release issued by the Company on May 31, 2016, which is attached hereto as Exhibit 99.1 and is hereby furnished. The information contained in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

A conference call to discuss these matters is scheduled for 9:00 a.m. Central time on May 31, 2016. The conference call can be accessed live over the telephone by dialing (855) 327-6837, or for international callers, (631) 891-4304. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517. The passcode for the replay is 10001300. The replay will be available until June 14, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter from Cobalt International Energy, Inc. to Timothy J. Cutt, dated May 30, 2016

10.2	Severance Agreement, dated May 30, 2016, between Cobalt International Energy, Inc. and Timothy J. Cutt

99.1	Press Release dated May 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2016

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel

EXHIBIT LISTING

Exhibit No.	Description

10.1	Offer Letter from Cobalt International Energy, Inc. to Timothy J. Cutt, dated May 30, 2016

10.2	Severance Agreement, dated May 30, 2016, between Cobalt International Energy, Inc. and Timothy J. Cutt

99.1	Press Release dated May 31, 2016